Exhibit 99.1
FOR IMMEDIATE RELEASE
CheckFree Announces Agreement to Acquire Corillian Corporation
Combination Will Enhance Online Banking, Billing and Payment Experience for Consumers and
Small Businesses, and Deliver Greater Flexibility for Financial Institutions
ATLANTA, Ga. and PORTLAND, Ore. (Feb. 14, 2007) — CheckFree Corporation (Nasdaq: CKFR) today announced it has entered into a definitive agreement to purchase Corillian Corporation (Nasdaq: CORI), the leading provider of Internet banking software and services. Under the terms of the agreement, CheckFree will acquire all of the outstanding shares of Corillian at a price of $5.15 per share, for a total purchase price of approximately $245 million on a fully diluted basis.
The acquisition will bring together Corillian’s widely used online banking platform and complementary suite of financial applications, and CheckFree’s industry-leading electronic billing and payment and online transaction services, which include unparalleled electronic billing content and a highly efficient infrastructure that connects banks, billers and millions of consumers. Together, CheckFree and Corillian will be well-positioned to help financial institutions optimize the online channel and drive increased usage of electronic billing and payment.
The combination of CheckFree and Corillian will allow for tighter integration of electronic banking, billing, payment and service support functionality to deliver a more efficient and complete consumer and small business user experience. The acquisition will also provide greater flexibility in technology approaches for financial institution efficiency and provide a platform for driving new services and service differentiation.
“This acquisition will provide banks and billers with a significantly improved ability to serve their customers. Together, CheckFree and Corillian will be able to deliver more efficient integration and innovation, while increasing consumer service levels across the online banking experience,” said Pete Kight, CheckFree Chairman and Chief Executive Officer. “We share a commitment to serve as a collaborative partner to financial services customers and to work with them to accelerate adoption and customer profitability as the online channel continues to evolve as an integral part of the banking relationship.”
“Corillian and CheckFree have the potential to accelerate the delivery of future generations of online banking technologies for the industry,” said Alex Hart, Corillian President and Chief Executive Officer. “Our organizations and cultures are similar in our mutual commitment to deliver high-value solutions that are flexible, scalable and secure to enhance the financial services websites for our customers and their end users.”
-more-

CheckFree Announces Agreement to Acquire Corillian
Corillian supports more than 30 of the top 100 U.S. banks and 21 of the top 100 U.S. credit unions with its online financial services strategy. CheckFree processes more than one billion transactions annually and distributes more than 18 million e-bills per month through more than 2,000 financial services sites.
The proposed acquisition is subject to regulatory review, Corillian shareholder approval, and other customary closing conditions, and is expected to close on or about June 1, 2007. CheckFree will finance the transaction with a combination of existing cash balances and revolving debt, although there are no financing contingencies in the merger agreement. CheckFree expects the transaction to be dilutive to CheckFree’s GAAP earnings per share in the current fiscal year (ending June 30, 2007) and in 2008, and modestly dilutive to underlying earnings per share in the current fiscal year and in fiscal 2008. The company plans to share specific financial details when the transaction closes.
Financial Technology Partners LP and FTP Securities LLC (together “FT Partners”) acted as exclusive strategic and financial advisors to Corillian in this transaction and provided a fairness opinion to Corillian’s Board of Directors.
Conference Call
CheckFree will broadcast a conference call at 11 a.m. EST today to discuss the agreement. Participants should dial 1-877-232-1067 any time after 10:45 a.m. EST and ask for the CheckFree conference call. The live conference call will be accessible through the Investor Center section of the CheckFree website at http://www.checkfreecorp.com. A digital replay of the call will be available on the CheckFree website after 1 p.m. EST.
About Corillian Corporation (http://www.corillian.com )
Corillian is the market leader of online banking, payment and security solutions to the financial services industry. With 30 of the top 100 U.S. banks and 21 of the top 100 U.S. credit unions as customers, Corillian serves over 35 million online banking end users. Corillian provides the most flexible, scalable and secure set of online banking applications across multiple lines of business, as well as an extensive set of integration solutions to enable seamless connectivity between legacy systems and Web and database applications. Corillian features integrated applications across Consumer Banking, Small Business Banking, Business and Consumer Payments, Wealth Management, Credit Card Management, and Corporate Cash Management, as well as enterprise wide solutions, including Fraud Detection, Alerts, eStatements, and OFX. Corillian’s fraud prevention solutions use Preemptive Forensics™ to protect web sites from phishers, hackers, and fraudsters. Corillian’s strong authentication solution provides a low-cost solution for multi-factor authentication while maintaining high user satisfaction. Empowered by Corillian solutions, some of the world’s most visionary financial institutions provide their customers with the tools to manage their finances more effectively and securely. For more information about Corillian Corporation, visit the company’s web site at http://www.corillian.com.
About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (Nasdaq: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic
-more-

CheckFree Announces Agreement to Acquire Corillian
Commerce solutions enable thousands of financial services providers and billers to offer the convenience of receiving and paying household bills online, via phone or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to hundreds of financial services organizations, which manage about $1.7 trillion in assets. CheckFree Software develops, markets and supports payment processing solutions that are used by financial institutions to process more than two-thirds of the 14 billion Automated Clearing House transactions in the United States, and supports reconciliation, exception management, risk management, transaction process management, corporate actions processing, and compliance within thousands of organizations worldwide.
Use of Non-GAAP Financial Information
CheckFree supplements its reporting of total revenues, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share.” Management believes that certain non-cash adjustments to revenues or expenses enhance its evaluation of CheckFree’s performance, and are not pertinent to day-to-day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.
Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, charges associated with the impairment of intangible assets, the impact of discontinued operations, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of its operations, and its management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer and Chief Operating Officer, CheckFree’s chief operating decision makers, who use this information in allocating resources to the various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenues and decrease controllable costs, CheckFree uses underlying revenues and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenues, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.
Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, CheckFree believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of CheckFree’s management and its core business performance. CheckFree’s underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.
Additional Information and Where to Find It
In connection with the proposed merger, Corillian will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission. Investors and security holders of Corillian are urged to read the proxy statement and other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain free copies of the proxy
-more-

CheckFree Announces Agreement to Acquire Corillian
statement and other documents when they become available by contacting Corillian Investor Relations through the Corillian website at http://www.corillian.com/investors or by mail at Corillian Corporation, 3400 NW John Olsen Place, Hillsboro, OR 97124, Attn: Investor Relations. In addition, documents filed with the SEC by Corillian are available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov.
Corillian and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Corillian in connection with the proposed transaction. Information concerning the special interests of these directors, executive officers and other members of Corillian’s management and employees in the proposed transaction will be included in the proxy statement of Corillian described above. Information regarding Corillian’s directors and executive officers is also available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (filed March 16, 2006), and in its proxy statement for its 2006 Annual Meeting of Stockholders, filed with the SEC on April 20, 2006 on Schedule 14A. These documents are available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Corillian as described above.
Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed merger and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. For instance, although Corillian and CheckFree have signed an agreement for a subsidiary of CheckFree to merge with and into Corillian, there is no assurance that they will complete the proposed merger. The proposed merger may not occur if the companies do not receive necessary approval of Corillian’s stockholders, or if it is blocked by a governmental agency, or if either Corillian or CheckFree fail to satisfy other conditions to closing. Other risks and uncertainties to which the companies are subject are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption Risk Factors and elsewhere, including, without limitation, CheckFree’s Annual Report on Form 10-K for the year ended June 30, 2006 (filed September 8, 2006), Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (filed November 8, 2006), and Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 (filed February 8, 2007), and Corillian’s Annual Report on Form 10-K for the year ended December 31, 2005 (filed March 13, 2006), Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (filed May 10, 2006), Quarterly Report for the quarter ended June 30, 2006 (filed August 9, 2006), and Quarterly Report for the quarter ended September 30, 2006 (filed November 9, 2006). Copies of CheckFree’s and Corillian’s filings with the SEC can be obtained on their websites, or at the SEC’s website at www.sec.gov. One or more of these factors have affected, and could affect CheckFree’s and Corillian’s business and financial results in future periods, and could cause actual results and issues related to the merger transaction to differ materially from plans and projections. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the documents in which they are made. These risks, uncertainties and factors are not exclusive, and CheckFree and Corillian undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.
# # #

Contacts:	Media:	Investors:
	CheckFree Corporation	CheckFree Corporation
	Judy DeRango Wicks	Tina Moore
	678-375-1595	678-375-1278
	jdwicks@checkfree.com	tmoore@checkfree.com

Corillian Contact
Steve Shaw
503-629-3770
sshaw@corillian.com